Exhibit 99.1

Fred’s Pharmacy Announces Appointment of New Directors

Two Independent Directors and Chief Executive Officer Michael K. Bloom Appointed

MEMPHIS, Tenn.--(BUSINESS WIRE)--March 7, 2017--Fred’s Inc. (“Fred’s Pharmacy” or the “Company”) (NASDAQ:FRED) today announced that it has appointed Christopher W. Bodine, Peter J. Bocian and Michael K. Bloom, Fred’s Pharmacy’s Chief Executive Officer, to its Board of Directors, effective immediately. In connection with today’s announcement, Michael J. Hayes, John R. Eisenman and Jerry A. Shore will retire from the Board and not stand for reelection at the 2017 Annual Meeting of Shareholders. Today’s announcement is part of a robust and ongoing reconstitution process in which the Board has been actively engaged, with the assistance of Spencer Stuart, a leading executive search firm, to add world-class, highly-qualified and experienced directors to the Board.

Christopher W. Bodine

Chris Bodine brings to the Board his experience and expertise of successful leadership at CVS Caremark Corporation and in other industries.

  During his 24-year tenure at CVS Caremark he helped build the company with its rapid and successful global growth, including leadership positions such as Executive Vice President and President, Health Care Services, where he was responsible for strategy, business development, trade relations, sales and account management, pharmacy merchandising, marketing, information technology and the MinuteClinic.
  Bodine drove the integration and growth efforts at CVS, including the merger of CVS and Caremark, and was tasked with leveraging the strengths of the combined company to accelerate the profitable growth of the retail and PBM businesses. Bodine is credited with incorporating elements of Caremark’s healthcare services division and establishing CVS’ culture company-wide.
  During his tenure at CVS, Bodine helped manage several of the Company’s largest acquisitions and was known for giving personal attention to the integration of chains acquired by the company, including moving to Florida for six months following the purchase of approximately 1,260 Eckerd Corp. stores and to the West Coast after the acquisition of more than 700 Sav-on and Osco stores.
  Bodine spearheaded CVS’ purchase of MinuteClinic, pioneering the concept of immediate-care facilities within CVS stores, and was responsible for its integration into CVS.
  Bodine is active in the pharmaceutical industry, having served on numerous boards and committees, including the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees.
  Bodine has been recognized by numerous publications for his accomplishments. He was named one of Chain Drug Review’s 2007 Chain Drug Retailers of the Year, and in 2005 he was named as Mass Market Retailers Magazine’s Top Retail Merchandizer and Drug Store News’ “Five People Who Made a Difference” in Retail.
  Bodine currently serves on the Board of Allergan PLC as a director, Chairman of the Nominating and Governance Committee and a Member of the Compensation Committee. During his tenure since 2009, Allergan PLC has generated a 617% Shareholder Return.1

Peter J. Bocian

Pete Bocian brings to the Board extensive executive expertise in the retail and technology sectors, with a track record of creating substantial value at a number of highly recognized global companies. He has significant financial, accounting and technology expertise.

  Bocian has served in C-suite or executive level finance and administrative roles at NCR, Starbucks, Hewlett-Packard, JPMorgan Chase and Safeway, where he most recently served as Executive Vice President and CFO until 2015.
  Bocian has extensive experience with leading retail companies, including CFO positions at Safeway and Starbucks, and a 24-year career at NCR, a company with significant focus on technology and POS systems for the retail, banking, airline and hospitality industries. Bocian helped deliver significant increases to shareholder value during his CFO tenure at NCR.
  Most recently, Bocian was the Chief Financial Officer of Safeway, where the company delivered strong returns during his approximately two year tenure. Bocian played a leadership role in rationalizing the portfolio to create more value and in the eventual sale and merger with Albertsons.

Michael K. Bloom, President and CEO

Mike Bloom, who was appointed CEO of Fred’s Pharmacy on August 29, 2016, brings to the Board more than 30 years of experience in small-box retail pharmacy, general merchandising, marketing, supply chain and store operations.

  Prior to joining Fred’s, Bloom served as the President and Chief Operating Officer of Family Dollar Stores, Inc. and spent more than 20 years with CVS Caremark Corporation, holding a variety of positions with increasing responsibilities in merchandising, marketing, supply chain and store operations, and rising finally to Executive Vice President of Merchandising, Visual Merchandising, Marketing, Store Brand, Advertising and Supply Chain.
  Bloom has substantial acquisition and integration experience from his time at CVS Pharmacy, where he was involved in the acquisitions of Peoples Drug Stores, Revco, Eckerd Corp., Arbor Drugs and Longs.
  As CEO of Fred’s, Bloom assembled a strong new leadership team that has led the development of the growth plan referred to as Optimize, Focus and Growth with Discipline. The key components include optimizing Fred’s portfolio of stores, growing retail pharmacy scripts, expanding into healthcare services, expanding the specialty pharmacy portfolio of drugs and delivering leaner and more cost effective results in both pharmacy and front of store.
  Since Bloom became CEO, Fred’s Pharmacy’s has generated a 29% Shareholder Return.2
  Bloom played a vital role in Fred’s being selected by Walgreen’s Boots Alliance, Inc. as the acquirer of the previously announced transaction under which Fred’s will acquire 865 divested stores, pending FTC approval.
  Since becoming CEO, Bloom has increased emphasis on both retail and specialty pharmacy growth as a priority, which have been catalysts for growth at Fred’s.

“We are pleased to welcome Chris, Pete and Mike to the Fred’s Pharmacy Board of Directors,” said Thomas H. Tashjian, Chairman of the Board. “This is an exciting time for Fred’s Pharmacy, as our highly experienced management team continues to execute on value-enhancing initiatives, including acquiring 865 Rite Aid stores, optimizing our store fleet and upgrading our technology infrastructure. Under Mike’s leadership, Fred’s has made significant progress towards the execution of our strategic vision, and we are thrilled that he can expand his role in the Company through today’s appointment. All of our new directors strengthen our Board by contributing their vast knowledge of the retail and healthcare industries, substantial leadership experience and financial expertise and strong track record of successfully integrating acquisitions. Moreover, our work is not done, as we continue to transform the Board to ensure we have the right experience and expertise to ensure the success of Fred’s Pharmacy’s exciting future.”

Tashjian continued, “I want to thank Jack, former CEO Jerry Shore, and especially former Chairman and CEO Mike Hayes, for their devoted contributions on the Fred’s Pharmacy Board. After many years of appreciated service to the Company, we wish them the best in the future.”

“I am delighted to be joining the Board, especially at such an important time for the Company,” said Bloom. “Since we assembled the management team in 2015, we have been executing on a comprehensive plan to optimize performance at the Company. We are also focused on completing the transformative acquisition of 865 Rite Aid stores. We believe our leadership team’s significant transaction experience will enable a smooth integration of the Rite Aid stores. I look forward to working with my fellow Board members to continue to grow the Company and make Fred’s Pharmacy the industry leader I know it can be.”

“I am honored to join the talented individuals on the Fred’s Pharmacy Board,” said Bocian. “With its focused mission and first-class management team, I am confident Fred’s Pharmacy has a bright future. Working with my fellow Board members, I look forward to making immediate contributions.”

“I am excited about joining the Fred’s Pharmacy Board and look forward to putting my skills and experiences in the industry to work on behalf of all of the Company’s investors,” said Bodine. “Pete, Mike and I will work closely with the other members of the Board to help set the Company’s strategy and advance the Company’s efforts to enhance value for Fred’s Pharmacy shareholders.”

About Fred's Pharmacy

Tracing its history back to an original store in Coldwater, Mississippi, opened in 1947, today Fred’s Pharmacy is headquartered in Memphis, Tennessee, and operates 643 pharmacy and general merchandise stores and three specialty pharmacy-only locations, including 14 franchised Fred’s Pharmacy locations. With a unique store format and strategy that combines the best elements of a healthcare-focused drug store with a value-focused retailer, Fred’s Pharmacy stores offer more than 12,000 frequently purchased items that address the healthcare and everyday needs of its customers and patients. This includes nationally recognized brands, proprietary Fred’s Pharmacy label products, and a full range of value-priced selections. The company has two distribution centers, one in Memphis, Tennessee, and Dublin, Georgia.

As previously announced, on December 20, 2016, Fred's Pharmacy announced that it signed an agreement with Walgreens Boots Alliance, Inc. (NASDAQ: WBA) and Rite Aid Corporation (NYSE: RAD) to purchase 865 stores and certain assets related to store operations located across the eastern and western United States for $950 million in cash. Closing of the transaction is conditioned on the completion of Walgreens Boots Alliance's proposed acquisition of Rite Aid, approval by the Federal Trade Commission, as well as customary regulatory approvals and closing conditions.

For more information about the Company, visit Fred's website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as "outlook," "guidance," "may," "should," "could," "believe," "anticipate," "plan," "expect," "estimate," "forecast," "goal," "intend," "committed," "continue," or "will likely result" and similar expressions that concern the Company's strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to, those associated with the Company's announced strategic plan, the success of announced acquisition activities and future growth trends in businesses acquired; general economic trends; risks related to the possibility that the transactions may not close, including because one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals; the risk that the businesses and acquired stores, as applicable, will not be integrated successfully; the risk of litigation and/or regulatory actions related to the proposed transaction; changes in consumer demand or purchase patterns; delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same; a disruption in the Company's data processing services; cyber-security threats; costs and delays in acquiring or developing new store sites; and the factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

1 TSR (June 29, 2009 – March 6, 2017); Source: FactSet

2 TSR (August 29, 2016 – March 6, 2017); Source: FactSet

CONTACT:
Fred's Pharmacy
Rick Hans, 901-362-3733, Ext. 2232
Executive Vice President, Chief Financial Officer and Secretary
or
Joele Frank , Wilkinson Brimmer Katcher
Ed Trissel / Steve Frankel / Dan Moore
212-355-4449